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                                                                    EXHIBIT 23.0



CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-84050) of Laser Vision Centers, Inc. of our report dated June 12, 1998, except as to Note 3, which is as of April 21, 1999 appearing on page F-1 of this Form 10-K.


/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
St. Louis, Missouri

April 21, 1999